UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

Giga-tronics Incorporated

(Exact name of Registrant as Specified in Its Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 E. Indian School Rd, Suite 540
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 457 6667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2023, Giga-tronics Incorporated (the “Company”) entered into an Exchange and Waiver Agreement (the “Agreement”) with two accredited investors (the “Buyers”). The Buyers had previously entered into a Securities Purchase Agreement (the “SPA”) with the Company on January 11, 2023 pursuant to which the Company issued each Buyer a $1,666,667 10% original issue discount Senior Secured Convertible Note (the “Prior Note”) and a five-year warrant to purchase 833,333 shares of common stock, no par value, of the Company (the “Prior Warrants”). Each Buyer lent the Company $1,500,000 as consideration for the Prior Note.

Under the Agreement, the Buyers exchanged the Prior Notes for new Senior Secured Convertible Promissory Notes (the “New Notes”), which are substantially identical to the Prior Notes (as previously disclosed in the Company’s Current Report on Form 8-K filed on January 11, 2023 (the “Previous 8-K”)), including the conversion price, except: (A) the maturity date of the New Notes is April 11, 2024, (B) the principal of each New Note is $2,000,000, (C) the interest rate is 7% per year, and (D) the New Notes have a working capital covenant pursuant to which the Company’s working capital, excluding any debt owed to Ault Lending, LLC (“Ault Lending”) or any of its affiliates and the New Notes, shall increase by a minimum of $250,000 per quarter for the quarters ending December 31, 2023 and March 31, 2024 and $500,000 per quarter thereafter while either of the New Notes remain outstanding (such exchange, the “Exchange”).

Pursuant to the Agreement, the Company also issued to each Buyer a five-year warrant to purchase 333,333 shares of the Company’s common stock (the “New Warrants”), which are substantially identical to the Prior Warrants.

The Agreement provides that each Buyer waives any adjustment with respect to the New Notes, the SPA, and the other Transaction Documents (as defined in the SPA), or any right, term, covenant, or condition arising thereunder including the incurrence of new indebtedness or otherwise, with respect to the Exchange, the Ault Lending and the Ault Notes (as each term is defined in the Agreement).

As required by the Agreement, Ault Lending extended the maturity dates of the 10% Senior Secured Promissory Notes (as defined in the Agreement) to January 15, 2025 and consented to the accrual of all interest while either New Note remains outstanding. Accordingly, on October 11, 2023, the Company entered into a Waiver Agreement with Ault Alliance, Inc. (“Ault Alliance” and together with Ault Lending, “Ault”) and Ault Lending pursuant to which Ault waived certain rights in furtherance of the foregoing.

The New Notes are secured and senior to the indebtedness payable to Ault Alliance.

The Prior Warrants provided that the number of shares of Company common stock issuable thereunder (“Warrant Shares”) would be doubled (with no adjustment to the exercise price) upon the failure of the Company’s common stock to be listed for trading on a national securities exchange operated by The Nasdaq Stock Market or the New York Stock Exchange (an “Uplist Transaction”) to occur by the Maturity Date of the Notes (as such terms are defined in the Prior Warrants). Because the Uplist Transaction failed to occur by the Maturity Date, on October 11, 2023 the Company issued additional warrants to the Buyers to increase the Warrant Shares by 833,333 additional Warrant Shares per Buyer.

The transactions described above have not been and will not be registered under the Securities Act of 1933, as amended, and are exempt from registration pursuant to Section 3(a)(9) and/or Section 4(a)(2) thereof.

The foregoing summaries of the SPA, Prior Notes and Prior Warrants are qualified in their entirety by the terms of the form of Securities Purchase Agreement, the form of Note and the form of Warrant included as Exhibits to the Previous 8-K, and which are incorporated herein by reference.

The foregoing description of the terms of the New Notes, the New Warrants, the Agreement, and the Waiver Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the copies or forms of such documents, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the information contained above in Item 1.01 and Item 2.03 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

4.1	Form of Note*
4.2	Form of Warrant*
10.1	Exchange and Waiver Agreement dated as of October 11, 2023
10.2	Waiver Agreement dated as of October 11, 2023 by and among Giga-tronics Incorporated, Ault Alliance, Inc. and Ault Lending, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date:	October 16, 2023	By:	/s/ JONATHAN READ
Name: Jonathan Read Title: Chief Executive Officer